UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2015

PMC-Sierra, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-19084	94-2925073
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1380 Bordeaux Drive

Sunnyvale, CA 94089

(408) 239-8000

(Address of Principal Executive Offices, including zip code)

(408) 239-8000

(Registrant’s telephone number including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 30, 2015, PMC-Sierra, Inc., a Delaware corporation (“PMC”) announced that it had received an unsolicited proposal from Microsemi Corporation to acquire all of the outstanding shares of PMC for $9.04 in cash and 0.0771 of a share of Microsemi common stock for each share of PMC common stock.

A copy of the press release issued by PMC is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Additional Information and Where You Can Find It

PMC plans to file with the SEC and mail to our stockholders a proxy statement in connection with the proposed Skyworks transaction. Additionally, PMC may file other relevant materials with the SEC in connection with the proposed Skyworks transaction. The proxy statement and other relevant materials will contain important information about PMC, Skyworks, the proposed transaction, and related matters. Investors and security holders are urged to read the proxy statement and the other relevant materials with respect to the proposed merger with Skyworks carefully in their entirety when they become available before making any voting or investment decision with respect to the proposed merger with Skyworks because they will contain important information about the proposed merger and the parties to the merger.

This document does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. If a negotiated transaction between PMC and Microsemi is agreed, Microsemi will prepare and file a registration statement and proposed Exchange Offer documents related to the proposed transaction. PMC, and possibly Microsemi, may also file other documents with the SEC regarding the proposed transaction. PMC will file a Recommendation Statement on Schedule 14D-9 with the SEC and expects to file amendments thereto. This document is not a substitute for any prospectus, Schedule 14D-9 or any other document which PMC or Microsemi may file with the SEC in connection with the proposed transaction. If a negociated transaction between PMC and Microsemi is agreed, investors and security holders are urged to read the Recommendation Statement on Schedule 14D-9 and the other relevant materials with respect to the proposed transaction with Microsemi carefully and in their entirety when they become available before making any investment decisions with respect to the proposed transaction with Microsemi because they will contain important information about the proposed transaction with Microsemi.

Investors and security holders will be able to obtain free copies of the proxy statement or the Recommendation Statement on Schedule 14D-9, as applicable, and relevant other documents filed with the SEC by PMC, Skyworks and/or Microsemi through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the proxy statement, Recommendation Statement on Schedule 14D-9 and the other relevant documents filed with the SEC by PMC from PMC by contacting Joel Achramowicz at (408) 239-8630.

PMC and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement with Skyworks. Information regarding PMC’s directors and executive officers and their ownership of PMC’s common stock is contained in PMC’s Form 10-K for the year ended December 27, 2014, and its proxy statement dated March 20, 2015, which are filed with the SEC. Additional information regarding the participants in the solicitation of proxies in respect of the transaction contemplated by the merger agreement and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in any proxy statement and other relevant materials to be filed with the SEC if and when they become available.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished with this Current Report:

99.1	Press Release, dated October 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMC-SIERRA, INC.

Date: October 30, 2015	By:	/s/ Alinka Flaminia
	Name:	Alinka Flaminia
	Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated October 30, 2015